LEASE OF WELLS AND EQUIPMENT

This Lease is made and entered into this 1st Day of April, 1999, by and between The Great Basin Water Company, with its principal offices at 2921 North Tenaya Way, Suite 218, Las Vegas, Nevada, 89128, (hereinafter referred to as Owner) and The Shadow Ridge Water Company, 340 North Mesquite Blvd., Suite 112, Post Office Box 1721, Mesquite, Nevada, 89024 (hereinafter referred to as lessee).
                       WITNESSETH:

1. DESCRIPTION OF WELLS AND WATER SUPPLY: Owner hereby leases to the Lessee, and Lessee hereby leases from the Owner, for the term and according to the covenants and conditions contained herein, all those certain wells and water together with the improvements and equipment thereon, further described as those wells under the registrations Numbers 604106, 604107, 604108, and 604105, as registered in the State of Arizona, along with the 2,733 acre feet of water granted on 27 September, 1993, Re: Lease no 01-53521 under claims number 224, 225 and 263 with the State of Arizona.

2. TERM: The term of this lease shall be Ninety Nine Years, commencing on the I" Day of April, 1999, and ending on 3 1' day of March, 2098. Providing that Lessee is not in default hereunder, the Lessee shall have first right of renewal for an indefinite term.

3. MINIMUM ANNUAL BASE LEASE: The minimum annual Base Lease shall be Seventy Five Thousand Dollars ($75,000.00), payable to the owner on the first day of October of each year in the term of the lease starting with the first day of October, 2000. In addition to the minimum annual base lease agreed to be paid to the Owner at the time and in the manner specified above, an amount equal to Ten Percent (10%) of the gross sales, made in, upon or from the wells during each calendar year of portion thereof the term of this lease, less the cost of repair, replacement or general maintenance of the equipment attached to any of the wells which are directly involved in the operation of the wells. Such payments will be due within thirty days (30) following the end of each calendar quarter. Together with the payment, Lessee shall furnish Owner with a written statement setting forth the total Gross Sales made in, upon, through or from the wells referred to in this lease.

4. ZONING, DISCLAIMER OF WARRANTIES AND CONDITION OF EQUIPMENT:
Owner makes no warranties or presentations of any kind concerning the condition of the equipment or its fitness for the use intended by the Lessee, or as to its zoning and/or State of Arizona requirements, and hereby disclaims any personal knowledge with respect thereto. Lessee accepts all equipment and wells leased herein "As Is", in its present condition without any warranty of the Owner whatsoever.





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5. TAXES, ASSESSMENTS, UTILITIES AND INSURANCE. It is expressly understood and agreed that this is a triple net lease.

     A. Taxes: Lessee, at Lessee's sole cost, shall, as due, make all payments of property taxes, assessments, and governmental charges, on both real and personal property, during the entire term thereof This shall include any taxes accrued during the term hereof, even though they are not billed until after the expiration of this Lease. All taxes, assessments, and governmental charges due from the Lessee, shall be payable to the Owner in equal quarterly payments, with the regular payments beginning on the commencement date of this Lease and continuing on the first day of each month for the balance of the term, and shall be based upon the prior year's assessments but shall be subject to adjustment for the actual amount due for the current year. Any additional sums owed by Lessee to the Owner because of such adjustment shall be due with the next succeeding quarterly's minimum base rental payments.

For the purpose of this section, Property taxes shall mean real property taxes, personal property taxes, occupancy taxes, assessments upon the property and the improvements which may be imposed by any governmental authority or agency, and any tax on or measured by the revenues sold or marketed, imposed wholly or partly in lieu thereof, but shall not include any net income, franchise, capital stock, estate or inheritance taxes, except as hereinafter provided.

     B. Utilities: Lessee shall pay directly to the applicable company the cost of all utilities consumed on the Premises, including but not limited to power, electricity, gas, water, garbage disposal, sewer services and telephone.

     C. Insurance. Lessee shall at is sole cost, agrees that it will procure and keep in full force throughout the term hereof, at a minimum, the following types and amounts of insurance.

          i. Public Liability: Personal Injury in the amount of $1,000,000.00 per person, and $1,000,000.00 per occurrence;
Property Damage in the amount of $500,000.00 per occurrence.

          ii. Casualty: Fire and Extended coverage for 100% of the replacement cost of the buildings, leasehold improvements and equipment, fixtures and casings, excluding foundation and excavation costs.

6. INDEMNIFICATION OF OWNER: It is understood and agreed that the Lessee releases the Owner from, and indemnities Owner against, all claims, demands, charges, liens, causes of action and proceedings, of every kind and nature, connected with the person or property of the Lessee arising directly from the use of the leased premises and equipment or any public sidewalk or path or trail, by anyone other than an agent or representative of the Owner.



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7. MAINTENANCE: Lessee shall keep the interior and exterior of the equipment, including the immediate real property area, and all building systems, including, but not limited to, electrical, plumbing, heating and cooling systems, in good working order, repair and condition at the sole cost of the Lessee and expense through the term of this lease.

8. Lessee may not assign this lease in whole or in part, or sublet the premises, or wells without first obtaining the prior written consent of the Owner, which consent shall not be unreasonably withheld.

9. TRANSFER OF INTEREST IN CORPORATION: In that the Lessee is a Corporation, then, when either the responsible operational officer of the Lessee shall be replaced by another person as the responsible operational officer; or there shall be a cumulative transfer of over fifty (50%) percent of equity interest in the Lessee within any two (2) year period, then such transfer shall constitute an assignment as set our herein above.

10. DEFAULT: The occurrence of any of the following shall constitute a default and material breach of this Lease:

     A. The abandonment of the leased property by the Lessee.

     B. A failure of the Lessee to pay the rent, including percentage rentals, additional rent or to make any other payment required to be made by the Lessee hereunder on the date o such payment is due and owing:

C. The making of the Lessee any general assignment for the benefit o creditors; the filing by or against or of a petition for reorganization or arrangement under any law relating to bankruptcy, unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; the appointment of a trustee or receiver to take possession of substantially all of the Lessee's assets located on the leased wells, or the Lessee's interest in this Lease, where possession is no restored to the Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of the Lessee's assets located at the leased wells sites, or;

     D. The failure of the Lessee to comply with any of the terms, covenants or conditions of this lease.




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IN WITNESS WHEREOF, the parties have duly executed this lease on the day and year first written above. Individuals signing on behalf of a principal warrant that they have the authority to bind their principals.


      Signed, Sealed and delivered in the presence of:

                            OWNER




/s/MARY M.CHARBONEAU               /s/ SIGNATURE OF PRESIDENT
Witness                                   Pres. CEO
                                   The Great Basin Water Co.


                            LESSEE


/s/MARY M. CHARBONEAU               /s/Jay J. TAYLOR
Witness



                           Exhibit A

                       Legal Description

The following attached documents describe the acre feet of water, the well information and identification number with all locations listed.


1. Water Share Purchase Agreement

2. Water Application Grant dtd 27 Sep 93, Arizona State Land
Department

3. Well Registration # 604106

4. Well Registration # 604107

5. Well Registration # 604108

6. Well Registration # 604105